Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

I, Alfred P. West, Jr., Chairman and Chief Executive Officer, and I, Dennis J. McGonigle, Chief Financial Officer, of SEI Investments Company, a Pennsylvania corporation (the “Company”), hereby certify that, to my knowledge:

(1) The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2004	Date: November 4, 2004

/s/ Alfred P. West, Jr.	/s/ Dennis J. McGonigle
Alfred P. West, Jr.	Dennis J. McGonigle
Chairman and Chief Executive Officer	Chief Financial Officer